Exhibit 10.4

ADMINISTRATION AGREEMENT

between

FORD CREDIT AUTO OWNER TRUST 2020-C,
as Issuer,

and

FORD MOTOR CREDIT COMPANY LLC,
as Administrator

Dated as of November 1, 2020

i

ADMINISTRATION AGREEMENT, dated as of November 1, 2020 (this “Agreement”), between FORD CREDIT AUTO OWNER TRUST 2020-C, a Delaware statutory trust, as Issuer, and FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Administrator.

BACKGROUND

Ford Credit is the sponsor of a securitization transaction in which the Issuer was formed under the Trust Agreement and will issue the Notes under the Indenture.

The Issuer and the Owner Trustee have obligations under the Transaction Documents and intend that Ford Credit administer the activities of the Issuer and perform certain obligations of the Issuer and the Owner Trustee under the Transaction Documents.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Sale and Servicing Agreement, dated as of November 1, 2020, among Ford Credit Auto Owner Trust 2020-C, as Issuer, Ford Credit Auto Receivables Two LLC, as Depositor, and Ford Motor Credit Company LLC, as Servicer.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

ARTICLE II
ADMINISTRATION OF ISSUER

Section 2.1.                                 Engagement of Administrator.  The Issuer and the Owner Trustee engage the Administrator to perform the obligations of the Issuer and the Owner Trustee under the Transaction Documents as described in this Agreement, and the Administrator accepts the engagement.

Section 2.2.                                 Administrator’s Rights and Obligations.

(a)                                 Rights and Obligations under Transaction Documents.  The Administrator will perform the obligations of the Issuer and the Owner Trustee (in its capacity as owner trustee under the Trust Agreement) and take all action that the Issuer is required to take under the Transaction Documents, except for the Issuer’s obligations to make payments on the Notes.  In addition, the Administrator will perform the obligations of, and may exercise any rights given to, the Administrator in the Transaction Documents as if it were a party to the Transaction Documents in its capacity as Administrator.

(b)                                 Consulting and Monitoring.  The Administrator will consult with the Owner Trustee about performing the Issuer’s obligations under the Transaction Documents.  The Administrator will monitor the Issuer’s performance and will advise the Owner Trustee when action is necessary to perform the Issuer’s obligations under the Transaction Documents and to comply with the Transaction Documents.

(c)                                  Preparing and Executing Documents.  The Administrator will prepare, or cause to be prepared, all documents that the Issuer is required to prepare, file or deliver under the Transaction Documents.  The Administrator will cause the documents to be executed by the Issuer or may execute the documents as Administrator on behalf of the Issuer.  On execution of the documents by the Issuer or by the Administrator on behalf of the Issuer, the Administrator will file or deliver the documents as required by the Transaction Documents.

(d)                                 Notices to Rating Agencies.  If Ford Credit is the Administrator, the Administrator will prepare and give all notices to the Rating Agencies required to be given by the Issuer or the Administrator under the Transaction Documents, including notice of an Event of Default under Section 3.15 of the Indenture and a Servicer Termination Event under Section 3.6(c) of the Indenture.  If Ford Credit is no longer the Administrator, the Administrator will prepare and provide any Rating Agency notices to the Sponsor and will direct the Sponsor to give them to the Rating Agencies.

(e)                                  Payment of Fees and Expenses.  The Administrator may, on behalf of the Issuer, pay fees and expenses of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer under the Transaction Documents.

Section 2.3.                                 Limits on Administrator’s Rights and Obligations.

(a)                                 Non-Ministerial Matters.  The Administrator will not take any action relating to a matter that, in its reasonable judgment, is a non-ministerial matter unless, at least 30 days before taking the action, the Administrator has notified the Issuer of the proposed action and the Issuer has not directed the Administrator not to take the action and/or provided an alternative direction before the 30th day after receipt of the notice.  For purposes of this Agreement, “non-ministerial matters” includes:

(i)             starting or pursuing any proceeding by the Issuer and the settlement of any proceeding brought by or against the Issuer; and

(ii)          appointing or engaging a successor Indenture Trustee under the Indenture or consenting to the assignment by the Indenture Trustee of its obligations under the Indenture.

(b)                                 Prohibited Actions.  The Administrator will not be obligated to, and will not (i) make any payments to the Noteholders under the Transaction Documents, (ii) sell the Collateral under Section 5.6 of the Indenture or (iii) take any other action that the Owner Trustee or the Indenture Trustee directs the Administrator not to take on its behalf or that would result in a breach by the Issuer under a Transaction Document.

(c)                                  Obligations to be Performed by Owner Trustee.  The Administrator will have no responsibility or obligation to perform the obligations of the Owner Trustee relating to repurchase demands under Section 5.13 of the Trust Agreement or relating to Regulation AB disclosure under Section 6.7 of the Trust Agreement.

Section 2.4.                                 Power of Attorney.  The Issuer appoints the Administrator as the Issuer’s attorney-in-fact, with full power of substitution to exercise all rights of the Issuer under the Transaction Documents.  This power of attorney, and all authority given, under this Section 2.4 is revocable and is given solely to facilitate the performance of the Administrator’s obligations under this Agreement and may only be used by the Administrator consistent with this Agreement.  On request of the Administrator, the Issuer will furnish the Administrator with written powers of attorney and other documents to enable the Administrator to perform its obligations under this Agreement.

Section 2.5.                                 Access to Issuer Records.  On reasonable request, the Issuer will provide the Administrator with access, during normal business hours, to the Issuer’s records and documents, but only to the extent required by the Administrator to perform its obligations under this Agreement.  Any access will be subject to the Issuer’s confidentiality and privacy policies.

Section 2.6.                                 Review of Administrator’s Records.  The Administrator will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  On reasonable request not more than once during any year, the Administrator will give the Issuer, the Depositor, the Owner Trustee and the Indenture Trustee (or their representatives) access to the records and documents to conduct a review of the Administrator’s performance under this Agreement.  Any access or review will be conducted at the Administrator’s offices during its normal business hours at a time reasonably convenient to the Administrator and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Administrator’s confidentiality and privacy policies.

Section 2.7.                                 Updating List of Responsible Persons.  On or before the Closing Date, the Administrator will notify the Owner Trustee, the Indenture Trustee, the Servicer and the Depositor of each Person who is a Responsible Person for the Administrator.  The Administrator may change such Persons by notifying the Owner Trustee, the Indenture Trustee, the Servicer and the Depositor.

Section 2.8.                                 Administrator’s Fees and Expenses.  The Depositor will pay the Administrator as compensation for performing its obligations under this Agreement a fee separately agreed to by the Depositor and the Administrator.  The Administrator will be responsible for its costs and expenses in performing its obligations under this Agreement.

ARTICLE III
ADMINISTRATOR

Section 3.1.                                 Administrator’s Representations and Warranties.  The Administrator represents and warrants to the Issuer, the Owner Trustee and the Indenture Trustee as of the Closing Date:

(a)                                 Organization and Qualification.  The Administrator is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Administrator is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Administrator’s ability to perform its obligations under this Agreement.

(b)                                 Power, Authority and Enforceability.  The Administrator has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Administrator has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Administrator, enforceable against the Administrator, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Administrator is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Administrator’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Administrator’s certificate of formation or limited liability company agreement or (iv) violate a law or, to the Administrator’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties that applies to the Administrator, which, in each case, would reasonably be expected to have a material adverse effect on the Administrator’s ability to perform its obligations under this Agreement.

(d)                                 No Proceedings.  To the Administrator’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Administrator’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

Section 3.2.                                 Liability of Administrator.

(a)                                 Liability for Specific Obligations.  The Administrator will be liable only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Administrator.  The Administrator will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.

(b)                                 No Liability of Others.  The Administrator’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, against any member, manager, officer, director, employee or agent of the Administrator for the Administrator’s obligations under this Agreement.

(c)                                  Legal Proceedings.  The Administrator is not required to start, pursue or participate in any legal proceeding that is not incidental to its obligations under this Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Administrator may in its sole discretion start or pursue any legal proceeding to protect the interests of the Noteholders or the Depositor under the Transaction Documents.  The Administrator will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.

(d)                                 Force Majeure.  The Administrator will not be responsible or liable for any failure or delay in performing its obligations under this Agreement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems, pandemics or epidemics.  The Administrator will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.

(e)                                  Reliance by Administrator.  The Administrator may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.

Section 3.3.                                 Indemnities.

(a)                                 Indemnification.  The Administrator will indemnify the Indenture Trustee (in each of its capacities under the Transaction Documents, including as a “securities intermediary” and a “bank” under the Account Control Agreement), the Owner Trustee and the Asset Representations Reviewer and their respective officers, directors, employees and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages and liabilities resulting from the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer entering into the Transaction Documents to which it is a party and the exercise of their respective rights or performance of their respective obligations under the Transaction Documents (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Administrator’s indemnification obligations), but excluding any fee, expense, loss, damage or liability resulting from its willful misconduct, bad faith or negligence (other than errors in judgment) or breach of their respective representations or warranties in the Transaction Documents.

(b)                                 Proceedings.  If an Indemnified Person receives notice of a proceeding against it, the Indemnified Person will, if a claim is to be made against the Administrator under Section 3.3(a), promptly notify the Administrator of the proceeding.  The Administrator may participate in and assume the defense and settlement of a proceeding at its expense.  If the Administrator notifies the Indemnified Person of its intention to assume the defense of the proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Administrator assumes the defense of the proceeding in a manner reasonably satisfactory to the Indemnified Person, the Administrator will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Administrator and the Indemnified Person.  If there is a conflict, the Administrator will pay the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a proceeding may be made without the approval of the Administrator and the Indemnified Person, which approval will not be unreasonably withheld.

(c)                                  Survival of Obligations.  The Administrator’s obligations under this Section 3.3 will survive the resignation or removal of the Indenture Trustee, the Owner Trustee or the Asset Representations Reviewer and the termination of this Agreement.

(d)                                 Repayment.  If the Administrator makes a payment to an Indemnified Person under this Section 3.3 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Administrator.

Section 3.4.                                 Resignation and Removal of Administrator.

(a)                                 No Resignation.  Except as stated in Section 3.4(b), the Administrator will not resign as Administrator unless it determines it is legally unable to perform its obligations under this Agreement.  The Administrator will notify the Issuer and the Owner Trustee of its resignation and deliver an Opinion of Counsel supporting its determination.

(b)                                 Mandatory Resignation.  On the appointment or engagement of a successor Servicer under the Sale and Servicing Agreement (other than the Indenture Trustee), the Administrator will immediately resign and the successor Servicer will automatically become the successor Administrator.

(c)                                  Removal.  If any of the following events occurs and is continuing, the Owner Trustee, with the consent of the Noteholders of a majority of the Note Balance of the Controlling Class (or if no Notes are Outstanding, with the consent of the holder of the Residual Interest), may remove the Administrator and terminate its rights and obligations under this Agreement by notifying the Administrator:

(i)             the Administrator fails to perform in any material respect its obligations under this Agreement, which failure continues for 90 days after the Administrator receives notice of the failure from the Owner Trustee, the Indenture Trustee or the Noteholders of at least 25% of the Note Balance of the Controlling Class; or

(ii)          an Insolvency Event of the Administrator occurs.

(d)                                 Notice of Resignation or Removal.  The Issuer will notify the Depositor and the Indenture Trustee of any resignation or removal of the Administrator.

(e)                                  Continue to Perform.  No resignation or removal of the Administrator will be effective, and the Administrator will continue to perform its obligations under this Agreement, until a successor Administrator has accepted its engagement according to Section 3.5(b).

Section 3.5.                                 Successor Administrator.

(a)                                 Engagement of Successor Administrator.  Following the resignation or removal of the Administrator, the Issuer, at the direction of the Noteholders of a majority of the Note Balance of the Controlling Class (or if no Notes are Outstanding, at the direction of the holder of the Residual Interest), will engage a successor Administrator.  No additional Noteholder direction is required if the successor Administrator is the successor Servicer (other than the Indenture Trustee).  If the Issuer does not receive Noteholder direction within a reasonable period of time, the Issuer may engage a successor Administrator.

(b)                                 Effectiveness of Resignation of Removal.  No resignation or removal of the Administrator will be effective until (i) the successor Administrator has executed and delivered to the Issuer an agreement accepting its engagement and agreeing to perform the obligations of the Administrator under this Agreement or a new administration agreement on substantially the same terms as this Agreement, in a form acceptable to the Issuer, and (ii) the Rating Agency Condition is satisfied.

(c)                                  Notice of Successor Administrator.  The Issuer will notify the Depositor and the Indenture Trustee of the engagement of a successor Administrator.

(d)                                 Transition to Successor Administrator.  If the Administrator resigns or is removed, the Administrator will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Administrator’s obligations to the successor Administrator.

Section 3.6.                                 Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Administrator is merged or consolidated, (b) resulting from a merger or consolidation to which the Administrator is a party, (c) succeeding to the Administrator’s business or (d) that is an Affiliate of the Administrator to whom the Administrator has assigned this Agreement, will be the successor to the Administrator under this Agreement.  Such Person will execute and deliver to the Issuer, the Owner Trustee and the Indenture Trustee an agreement to assume the Administrator’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE IV
OTHER AGREEMENTS

Section 4.1.                                 Independence of Administrator; No Joint Venture.  The Administrator will be an independent contractor and will not be subject to the supervision of the Issuer or the Owner Trustee for the manner in which it performs its obligations under this Agreement.  Except as expressly authorized by the Transaction Documents, the Administrator will have no authority to act for or represent the Issuer or the Owner Trustee and will not be considered an agent of the Issuer or the Owner Trustee.  This Agreement will not make the Administrator and the Issuer or the Owner Trustee members of a partnership, joint venture or other entity or impose any liability as such on any of them.

Section 4.2.                                 Transactions with Affiliates; Other Transactions.  In performing its obligations under this Agreement, the Administrator may enter into transactions or deal with any of its Affiliates.  This Agreement will not prevent the Administrator or its Affiliates from engaging in other businesses or from acting in a similar capacity as an administrator for any other Person even though that Person may engage in activities similar to those of the Issuer.

Section 4.3.                                 Ford Credit in Other Capacities.  This Agreement will not affect or limit any right or obligation Ford Credit may have in any other capacity.

Section 4.4.                                 No Petition.  Each party agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 4.4 will survive termination of this Agreement.

Section 4.5.                                 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)                                 Owner Trustee.  This Agreement has been executed on behalf of the Issuer by U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event will U.S. Bank Trust National Association in its individual capacity or a holder of a beneficial interest in the Issuer be liable for the Issuer’s obligations under this Agreement.  For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.  Neither the Issuer nor the Owner Trustee will have any liability for any act or failure to act of the Administrator, including any action taken under a power of attorney given under this Agreement.

(b)                                 Indenture Trustee.  In performing its obligations under this Agreement, the Indenture Trustee is subject to, and entitled to the benefits of, the Indenture.  The Indenture Trustee will not have any liability for any act or failure to act of the Administrator.

Section 4.6.                                 Termination.  This Agreement will terminate when the Issuer is terminated under the Trust Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1.                                 Amendments.

(a)                                 Amendments.  The parties may amend this Agreement:

(i)             to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Administrator, in each case, without the consent of the Noteholders or any other Person;

(ii)          to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other Person, if the Administrator delivers an

Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)       to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 5.1(a)(ii), with the consent of the Noteholders of a majority of the Note Balance of each Class of Notes Outstanding (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b)                                 Notice of Amendments.  The Administrator will notify the Rating Agencies in advance of any amendment.   Promptly after the execution of an amendment, the Administrator will deliver a copy of the amendment to the Rating Agencies.

Section 5.2.                                 Assignment; Benefit of Agreement; Third-Party Beneficiary.

(a)                                 Assignment.  Except as stated in Section 3.6, this Agreement may not be assigned by the Administrator without the consent of the Issuer, the Indenture Trustee and the Owner Trustee and satisfaction of the Rating Agency Condition.

(b)                                 Benefit of Agreement; Third-Party Beneficiary.  This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  The Owner Trustee will be a third-party beneficiary of this Agreement and may enforce this Agreement against the Administrator.  No other Person will have any right or obligation under this Agreement.

Section 5.3.                                 Notices.

(a)                                 Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)             for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)          for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)       for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)      for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule B to the Sale and Servicing Agreement, which address the party may change by notifying the other party.

Section 5.4.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 5.5.                                 Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 5.6.                                 WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

Section 5.7.                                 No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 5.8.                                 Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 5.9.                                 Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 5.10.                          Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD CREDIT AUTO OWNER TRUST 2020-C,
as Issuer

			By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC,
as Administrator

By:
				Name:	Ryan Hershberger
				Title:	Assistant Treasurer

AGREED AND ACCEPTED BY:

FORD CREDIT AUTO RECEIVABLES
TWO LLC, as Depositor

By:
	Name:	Nathan Herbert
	Title:	Secretary

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[Signature Page to Administration Agreement]